Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212152) and Form S-8 (Nos. 333-183353, 333-168467, 333-160359, 333-144135, 333-103752, 333-64389, 333-212151, 333-188450, 333-168466, 333-151964, 333-123424, 333-120393, 333-78317, 333-216192 and 333-221805) of L3 Technologies, Inc. of our report dated February 22, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 22, 2018